Exhibit 23.1

        We consent to the incorporation by reference in the following Registration Statements:

• Registration Statement (Form S-8 No. 333-123610) pertaining to the Symmetry Medical, Inc. 2004 Employee Stock Purchase Plan,

• Registration Statement (Form S-8 No. 333-123601) pertaining to the Symmetry Medical, Inc. UK Share Incentive Plan 2006,

• Registration Statement (Form S-8 No. 333-123609) pertaining to the Symmetry Medical, Inc. Amended and Restated 2004 Equity Incentive Plan, the Symmetry Medical, Inc. 2003 Stock Option Plan and the Symmetry Medical, Inc. 2002 Stock Option Plan, and

• Registration Statement (Form S-8 No. 333-123607) pertaining to the Symmetry Medical, Inc. 401(k) plan; of our reports dated March 10, 2009, with respect to the consolidated financial statements of Symmetry Medical, Inc. and the effectiveness of internal control over financial reporting of Symmetry Medical, Inc., included in this Annual Report (Form 10-K) for the year ending January 3, 2009.
/s/ ERNST & YOUNG, LLP

March 10, 2009
Indianapolis, IN